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                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934


    Filed by the Registrant [x]
    Filed by a Party other than the Registrant [ ]
    Check the appropriate box:
    [ ] Preliminary Proxy Statement
    [ ] Confidential, for Use of the Commission Only (as permitted by Rule
        14a-6(e)(2))
    [ ] Definitive Proxy Statement
    [x] Definitive Additional Materials
    [ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section
        240.14a-12

                                   E-NET, INC.
               ----------------------------------------------
               (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

    Payment of Filing Fee (Check the appropriate box):

    [x] No fee required.

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                computed pursuant to Exchange Act Rule 0-11 (Set forth
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           4)     Date Filed:


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                               [e-NET LETTERHEAD]

                                November 29, 1999

Dear Shareholder:

         By now, you should have received the proxy materials for our Annual Meeting of Shareholders to be held on Friday, December 10, 1999 at 10:00 a.m., at the offices of Williams & Connolly, located at 725 12th Street, N.W., Washington, D.C. Again, we ask that you complete, sign and date the proxy card included in that package and return it as soon as possible in the postage-paid envelope provided. Please do so even if you intend to be at the meeting.

         We would like to take this opportunity to advise you of one item that was not addressed in the proxy statement. In addition to the stock ownership of our directors, executive officers and certain other significant shareholders that was discussed at page 7 of the proxy statement, IXC Internet Services, Inc. has a "call right" to buy new shares of our common stock. IXC Internet may buy enough shares to give them up to one share less than twenty percent of our issued and outstanding shares of common stock, measured after the investment. Based on the 8,456,987 shares of common stock that were outstanding on the record date, that would give IXC Internet the option to buy up to 2,114,245 shares of common stock. IXC Internet's call right will expire to the extent not exercised by the earlier of thirty days after the closing date of Cincinnati Bell's acquisition of IXC's affiliate, IXC Communication Services, Inc. ("IXC"), and January 31, 2000. As we discussed in our press release and Current Report on Form 8-K on September 15, 1999, we granted IXC Internet this call right as part of a revenue sharing, service development and joint marketing agreement we entered into with IXC on September 14, 1999.

         Again, we appreciate your loyal support of our past efforts, and we look forward to receiving your completed proxy card.

                                        /s/ Robert A. Veschi

                                        ROBERT A. VESCHI

                                        PRESIDENT AND CHIEF EXECUTIVE OFFICER